Exhibit 3.3

RESTATED BYLAWS
OF
IKARIA, INC.
(a Delaware corporation)

ARTICLE I

Offices

SECTION 1.  Registered Office.  The registered office of Ikaria, Inc. (the “Corporation”) in the State of Delaware shall be located at 1209 Orange Street, Wilmington, County of New Castle, Delaware 19801.  The name of the Corporation’s registered agent at such address shall be The Corporation Trust Company.  The registered office and/or registered agent of the Corporation may be changed from time to time by action of the board of directors of the Corporation (the “Board of Directors”).  The Corporation shall have and maintain a registered office in the State of Delaware as required by law.

SECTION 2.  Other Offices.  The Corporation may have an office or offices other than said registered office at such place or places, either within or without the State of Delaware, as the Board of Directors shall from time to time determine or the business of the Corporation may require.

SECTION 3.  Books and Records.  The books and records of the Corporation may be kept at the Corporation’s principal executive offices or at such other locations (which may be within or without) the State of Delaware as may, from time to time, be determined by the Board of Directors.

ARTICLE II

Meetings of Stockholders

SECTION 1.  Place of Meetings.  All meetings of the stockholders for the election of directors or for any other purpose shall be held at any such place, either within or without the State of Delaware, or by means of remote communications, as shall be designated from time to time by the Board of Directors and stated in the notice of meeting.

SECTION 2.  Annual Meeting.  An annual meeting of stockholders shall be held each year and stated in a notice of meeting.  The date, time and place, if any, or means of remote communications, if any, of such meeting shall be determined by the Board of Directors of the Corporation by resolution.  At such annual meeting, the stockholders shall elect, subject to Article II, Section 9 of these Bylaws, as amended from time to time (the “Bylaws”), applicable law, the Corporation’s Certificate of Incorporation (as then in effect from time to time, the “Certificate of Incorporation”) and any agreement binding upon the Corporation, a Board of Directors and transact such other business as may properly be brought before the meeting.

SECTION 3.  Special Meetings.  Special meetings of stockholders may be called for any purpose by the Board of Directors or its Chairman and may be held at such time and place, if any, within or without the State of Delaware, or by means of remote communications, if any, as shall be stated in a notice of meeting.

SECTION 4.  Notice of Meetings.  Except as otherwise expressly required by applicable law, the Certificate of Incorporation and any agreement binding upon the Corporation, notice of each annual and special meeting of stockholders stating the date, place, if any, and hour of the meeting, means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given to each stockholder of record entitled to vote thereat not less than ten (10) nor more than sixty (60) days before the date of the meeting.  Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.  If mailed, notice to stockholders shall be deemed given when deposited in the mail, postage prepaid, directed to the stockholder at such stockholder’s address as it appears on the records of the Corporation.  Without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders may be given by electronic transmission in the manner provided in Section 232 of the Delaware General Corporation Law the (the “DGCL”).

SECTION 5.  List of Stockholders.  The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten (10) days before each meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, showing the address of and the number of shares registered in the name of each stockholder.  Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, for a period of at least ten (10) days prior to the meeting:  (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours, at the principal place of business of the Corporation.  The stock list shall also be open to the examination of any stockholder during the whole time of the meeting as provided by law.

SECTION 6.  Quorum; Adjournments.  The holders of a majority of the voting power of the issued and outstanding stock of the Corporation entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum for the transaction of business at all meetings of stockholders, except as otherwise provided by applicable law or by the Certificate of Incorporation.  Where a separate vote by a class or classes or series is required, a majority of the voting power of the shares of such class or classes or series present in person or represented by proxy shall constitute a quorum entitled to take action with respect to that vote on that matter.  If, however, such quorum shall not be present or represented by proxy at any meeting of stockholders, the chairman of the meeting or the holders of shares representing a majority of the vote by power, present in person or represented by proxy, shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented by proxy.  At such adjourned meeting at which a quorum shall be present or represented by proxy, any business may be transacted which might have been transacted at the meeting as originally called.  If the adjournment is for more than thirty (30) days, or, if after adjournment a new record date is set, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

SECTION 7.  Organization.  At each meeting of stockholders, the Chairman of the Board of Directors, if one shall have been elected, or, in his absence or if one shall not have been elected, such person as the Board of Directors may have designated or, in his absence, such person as may be chosen by the holders of a majority of the voting power of the outstanding shares of capital stock entitled to vote who are present, in person or by proxy, shall call to order any meeting of the stockholders and act as chairman of the meeting.  The Secretary or, in his absence or inability to act, the person whom the chairman of the meeting shall appoint secretary of the meeting shall act as secretary of the meeting and keep the minutes thereof.  The date and time of the opening and closing of the polls for each matter upon which the stockholders will vote at the meeting shall be announced at the meeting.

SECTION 8.  Order of Business.  The order of business at all meetings of the stockholders shall be as determined by the chairman of the meeting.

SECTION 9.  Voting.  Except as otherwise provided by the Certificate of Incorporation, the DGCL or any agreement binding upon the Corporation, each stockholder of the Corporation shall be entitled at each meeting of stockholders to one (1) vote for each share of capital stock of the Corporation standing in his name on the record of stockholders of the Corporation:

(i)           on the date fixed pursuant to the provisions of Section 12 of Article II of the Bylaws, as the record date for the determination of the stockholders who shall be entitled to notice of and to vote at such meeting; or

(ii)          if no such record date shall have been so fixed, then at the close of business on the day next preceding the day on which notice thereof shall be given, or, if notice is waived, at the close of business on the date next preceding the day on which the meeting is held.

Each stockholder entitled to vote at any meeting of stockholders may authorize another person or persons to act for him by a proxy which is in writing or transmitted as permitted by law, including, without limitation, electronically, via telegram, internet, interactive voice response system, or other means of electronic transmission executed or authorized by such stockholder or his attorney-in-fact, but no proxy shall be voted after three (3) years from its date, unless the proxy provides for a longer period.  Any such proxy shall be delivered to the secretary of the meeting at or prior to the time designated in the order of business for so delivering such proxies.  Any proxy transmitted electronically shall set forth information from which it can be determined by the secretary of the meeting that such electronic transmission was authorized by the stockholder.  Unless required by applicable law, the Certificate of Incorporation, the Bylaws or any agreement binding upon the Corporation, or determined by the chairman of the meeting to be advisable, the vote on any question need not be by ballot.  On a vote by ballot, each ballot shall be signed by the stockholder voting, or by his proxy, if there be such proxy, and shall state the number of shares voted.

Except as otherwise required by applicable law, the Certificate of Incorporation or the Bylaws, a nominee for director shall be elected by a plurality of the voting power of the outstanding shares of capital stock entitled to vote on the election of such director who are present, in person or by proxy, at the meeting.  In all matters other than the election of directors, except as otherwise required by applicable law, the Certificate of Incorporation, the Bylaws or any agreement binding upon the Corporation, the affirmative vote of the holders of a majority of voting power of the outstanding shares of capital stock entitled to vote thereon and present, in person or by proxy, and entitled to vote on the subject matter shall be the act of the stockholders.

SECTION 10.  Inspectors.  The Board of Directors may, and to the extent required by applicable law, shall, in advance of any meeting of stockholders, appoint one or more inspectors to act at such meeting or any adjournment thereof.  If any of the inspectors so appointed shall fail to appear or act, the chairman of the meeting shall, or if inspectors shall not have been appointed, the chairman of the meeting may, appoint one or more inspectors.  Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his ability.  The inspectors shall determine the number of shares of capital stock of the Corporation outstanding and the voting power of each, the number of shares represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the results, and do such acts as are proper to conduct the election or vote with fairness to all stockholders.  On request of the chairman of the meeting, the inspectors shall make a report in writing of any challenge, request or matter determined by them and shall execute a certificate of any fact found by them.  No director or candidate for the office of director shall act as an inspector of an election of directors.  Inspectors need not be stockholders.

SECTION 11.  Action by Written Consent.  Whenever the vote of stockholders at a meeting thereof is required or permitted to be taken for or in connection with any corporate action, by any provision of applicable law, the Certificate of Incorporation, the Bylaws or any agreement binding upon the Corporation, the meeting and vote of stockholders may be dispensed with, and the action may be taken without such meeting and vote, if a consent in writing, setting forth the action to be so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares of stock of the Corporation entitled to vote thereon were present and voted in accordance with Section 228 of the DGCL.  Every written consent shall bear the date of signature of each stockholder who signs the consent.  The consent shall be delivered to the Corporation by delivery to its registered office in the State of Delaware, or the Corporation’s principal place of business, or an officer or agent of the Corporation having custody of the book or books in which the proceedings of meetings of the stockholders are recorded.  Delivery made to the Corporation’s registered office shall be made by hand or by certified or registered mail, return receipt requested.  No written consent shall be effective to take the corporate action referred to therein unless, within sixty (60) days of the earliest dated consent delivered to the Corporation, a written consent or written consents signed by the holders of a sufficient number of shares to take such corporate action as required by this Section 11 are so received.  Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.  Any action taken pursuant to such written consent of the stockholders shall have the same force and effect as if taken by the stockholders at a meeting thereof.  A telegram, cablegram or other electronic transmission consenting to an action to be taken and transmitted by a stockholder or proxyholder, or by a person or persons authorized to act for a stockholder or proxyholder, shall be deemed to be written, signed and dated for the purposes of this Section to the extent permitted by applicable law.  Any such consent shall be delivered in accordance with Section 228(d)(1) of the DGCL.

SECTION 12.  Fixing the Record Date.  In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which record date shall not precede the date on which the resolution fixing the record date is adopted and which record date shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action.  If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be the close of business on the day next preceding the day on which notice is given, or if notice is waived, at the close of business on the day next preceding the day on which the meeting is held, and for determining stockholders entitled to receive payment of any dividend or other distribution or allotment of rights or to exercise any rights of change, conversion or exchange of stock or for any other purpose, the record date shall be at the close of business on the day on which the Board of Directors adopts a resolution relating thereto.  A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting (including, without limitation, by telegram, cablegram or other electronic transmission as permitted by applicable law), the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board of Directors.  If no record date has been fixed by the Board of Directors, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by applicable law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation.  If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by applicable law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be the close of business on the date on which the Board of Directors adopts the resolution taking such prior action.

ARTICLE III

Board of Directors

SECTION 1.  General Powers.  The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.  The Board of Directors may exercise all such authority and powers of the Corporation and do all such lawful acts and things as are not by applicable law, the Certificate of Incorporation, the Bylaws or any agreement binding upon the Corporation directed or required to be exercised or done by the stockholders.

SECTION 2.  Number and Election.  The number of directors shall be determined in the manner provided in the Certificate of Incorporation. Except as otherwise provided by the Bylaws, in the Certificate of Incorporation or in any agreement binding upon the Corporation, the directors shall be elected at the annual meeting of stockholders.

SECTION 3.  Term.  The term of office of each director shall be until the next annual meeting of the stockholders and until such director’s successor has been duly elected and has qualified or until such director’s earlier death, resignation or removal.

SECTION 4.  Place of Meetings.  Meetings of the Board of Directors shall be held at such place or places, within or without the State of Delaware, as the Board of Directors may from time to time determine or as shall be specified in the notice of any such meeting.

SECTION 5.  Annual Meetings.  The Board of Directors shall meet for the purpose of organization, the election of officers and the transaction of other business, as soon as practicable after each annual meeting of stockholders, on the same day and at the same place where such annual meeting shall be held.  In the event such annual meeting is not so held, the annual meeting of the Board of Directors may be held at such other time or place (within or without the State of Delaware) as shall be specified in a notice thereof given as hereinafter provided in Section 8 of this Article III.

SECTION 6.  Regular Meetings.  Regular meetings of the Board of Directors shall be held at such time and place as the Board of Directors may fix.  If any day fixed for a regular meeting shall be a legal holiday at the place where the meeting is to be held, then the meeting which would otherwise be held on that day shall be held at the same hour on the next succeeding business day.

SECTION 7.  Special Meetings.  Special meetings of the Board of Directors may be called by the Chairman of the Board of Directors, if one shall have been elected, or by two or more directors of the Corporation.

SECTION 8.  Notice of Meetings.  Notice of regular meetings of the Board of Directors need not be given except as otherwise required by law or these Bylaws.  Notice of each special meeting of the Board of Directors, and of each regular and annual meeting of the Board of Directors for which notice shall be required, shall be given by the Secretary as hereinafter provided in this Section 8, in which notice shall be stated the time and place of the meeting.  The notice of any regular or special meeting of the Board of Directors shall set forth in reasonable detail the business to be transacted at, and the purpose of, any such meeting.  Notice of any special meeting, and of any regular or annual meeting for which notice is required, shall be given to each director at least (a) two (2) business days before the meeting if such notice is given by telephone or by personal delivery or is sent by telex, telecopy, electronic transmission or similar means or (b) five (5) days before the meeting if such notice is delivered by mail to the director’s residence or usual place of business.  Such notice shall be deemed to be delivered when deposited in the United States mail so addressed, with postage prepaid, or when transmitted if sent by telex, telecopy, electronic transmission or similar means.  Any director may waive notice of any meeting by a writing signed by the director entitled to the notice, or by electronic transmission by the director, and filed with the minutes or corporate records.

SECTION 9.  Waiver of Notice and Presumption of Assent.  Any member of the Board of Directors or any committee thereof who is present at a meeting shall be conclusively presumed to have waived notice of such meeting except when such member attends for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened.

SECTION 10.  Quorum and Manner of Acting.  A majority of the Whole Board shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, and, except as otherwise expressly required by applicable law, the Certificate of Incorporation, the Bylaws or any agreement binding upon the Corporation, the act of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board of Directors.  For purposes of these Bylaws, the term “Whole Board” shall mean the total number of authorized directors whether or not there exist any vacancies in previously authorized directorships.  In the absence of a quorum at any meeting of the Board of Directors, a majority of the directors present thereat may adjourn such meeting to another time and place.  Notice of the time and place of any such adjourned meeting shall be given to all of the directors unless such time and place were announced at the meeting at which the adjournment was taken, in which case such notice shall only be given to the directors who were not present thereat.  At any adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally called.  The directors shall act only as a Board of Directors and the individual directors shall have no power as such.

SECTION 11.  Organization.  At each meeting of the Board of Directors, the Chairman of the Board of Directors, if one shall have been elected, or, in the absence of the Chairman of the Board of Directors or if one shall not have been elected, another director chosen by a majority of the directors present shall act as chairman of the meeting and preside thereat.  The Secretary or, in his absence, any person appointed by the chairman, shall act as secretary of the meeting and keep the minutes thereof.

SECTION 12.  Resignations; Newly Created Directorships; Vacancies; and Removals.  Any director of the Corporation may resign at any time by giving notice in writing or by electronic transmission of his resignation to the Corporation.  Any such resignation shall take effect at the time specified therein or, if the time when it shall become effective shall not be specified therein, immediately upon its receipt.  Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.  Newly created directorships resulting from any increase in the number of directors or any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal or any other cause shall be filled as provided in the Certificate of Incorporation and any agreement binding upon the Corporation.  Any director may be removed as provided in the Certificate of Incorporation and any agreement binding upon the Corporation.

SECTION 13.  Compensation.  The Board of Directors shall have authority to fix the compensation, including fees and reimbursement of expenses, of directors for services to the Corporation in any capacity.

SECTION 14.  Committees.  The Board of Directors may, by resolution passed by a majority of the members of Board of Directors then in office, designate one or more committees, including an executive committee, each committee to consist of one or more of the directors of the Corporation.  The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.  Except to the extent restricted by applicable law, the Certificate of Incorporation, the Bylaws or any agreement binding upon the Corporation, each such committee, to the extent provided in the resolution creating it, shall have and may exercise all the powers and authority of the Board of Directors and may authorize the seal of the Corporation to be affixed to all papers which require it.  Each such committee shall serve at the pleasure of the Board of Directors and have such name as may be determined from time to time by resolution adopted by the Board of Directors.  Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors.

SECTION 15.  Committee Rules.  Each committee of the Board of Directors may fix its own rules of procedure and shall hold its meetings as provided by such rules, except as may otherwise be provided by a resolution of the Board of Directors designating such committee.  Unless otherwise provided in such a resolution, the presence of at least a majority of the members of the committee shall be necessary to constitute a quorum.

SECTION 16.  Action by Consent.  Unless restricted by the Certificate of Incorporation, any action required or permitted to be taken by the Board of Directors or any committee thereof may be taken without a meeting if all members of the Board of Directors or such committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of the proceedings of the Board of Directors or such committee.  Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

SECTION 17.  Telephonic and Other Meetings.  Unless restricted by applicable law, the Certificate of Incorporation, the Bylaws or any agreement binding upon the Corporation, any one or more members of the Board of Directors or any committee thereof may participate in a meeting of the Board of Directors or such committee by means of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other.  Participation by such means shall constitute presence in person at a meeting.

ARTICLE IV

Officers

SECTION 1.  Number and Qualifications.  The officers of the Corporation shall be elected by the Board of Directors and shall include the Chief Executive Officer, the President, the Chief Financial Officer and the Secretary.  The Corporation may also have, at the discretion of the Board of Directors, such other officers as are desired, including a Chairman of the Board of Directors, one or more Vice Presidents, one or more Assistant Treasurers, one or more Assistant Secretaries, and such other officers as may be necessary or desirable for the business of the Corporation.  In the event there are two or more Vice Presidents, then one or more may be designated as Executive Vice President, Senior Vice President, or other similar or dissimilar title.  At the time of the election of officers, the directors may by resolution determine the order of their rank.  Any number of offices may be held by the same person, and no officer except the Chairman of the Board of Directors, if any, need be a director.  In its discretion, the Board of Directors may choose not to fill any office for any period as it may deem advisable, except that the offices of Chief Executive Officer and Secretary shall be filled as expeditiously as possible.

SECTION 2.  Election and Term of Office.  The officers of the Corporation shall be elected annually by the Board of Directors at its first meeting held after each annual meeting of stockholders or as soon thereafter as conveniently may be.  The Chairman of the Board of Directors, if any, and Chief Executive Officer shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of stockholders or as soon thereafter as is convenient.  Vacancies may be filled or new offices created and filled at any meeting of the Board of Directors.  Each officer shall hold office until his successor shall have been duly elected and shall have qualified, or until his death, or until he shall have resigned or have been removed, as hereinafter provided in these Bylaws.

SECTION 3.  Resignations.  Any officer of the Corporation may resign at any time by giving written notice of his resignation to the Corporation.  Any such resignation shall take effect at the time specified therein or, if the time when it shall become effective shall not be specified therein, immediately upon receipt. Unless otherwise specified therein, the acceptance of any such resignation shall not be necessary to make it effective.

SECTION 4.  Removal.  Any officer of the Corporation may be removed, either with or without cause, at any time, by the Board of Directors at any meeting thereof.

SECTION 5.  Vacancies.  Any vacancy occurring in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the Board of Directors for the unexpired portion of the term by the Board of Directors.

SECTION 6.  Compensation.  The compensation of the officers of the Corporation for their services as such officers shall be fixed from time to time by the Board of Directors.  An officer of the Corporation shall not be prevented from receiving compensation by reason of the fact that he is also a director of the Corporation.

SECTION 7.  Chairman of the Board of Directors.  The Chairman of the Board of Directors, if one be elected, shall, if present, preside at all meetings of the Board of Directors and of the stockholders, shall cause to be called special meetings of the Board of Directors and of the stockholders in accordance with the requirements of the DGCL and of the Bylaws, and shall exercise and perform such other powers and duties as may be from time to time assigned to him by the Board of Directors or prescribed by these Bylaws.

SECTION 8.  Chief Executive Officer.  The Chief Executive Officer shall be the chief executive officer of the Corporation and shall have the powers and perform the duties incident to that position.  Subject to the powers of the Board of Directors, he shall be in the general and active charge of the entire business and affairs of the Corporation, including authority over its officers, agents and employees, shall report to the Board of Directors, and shall have such other duties as may from time to time be assigned to him by the Board of Directors.  The Chief Executive Officer shall see that all orders and resolutions of the Board of Directors are carried into effect, and execute bonds, mortgages and other contracts requiring a seal under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation.  The Chief Executive Officer shall present at each annual meeting of the stockholders and directors a report of the condition of the business of the Corporation.

SECTION 9.  President.  The President shall be the chief operating officer of the Corporation and may also be the Chief Executive Officer of the Corporation.  The President shall perform all duties incident to the office of President and shall be responsible for the general direction of the operations of the business.  If the President is also the Chief Executive Officer, he shall report to the Chairman of the Board of Directors.  If the President is not also the Chief Executive Officer, he shall report to the Chief Executive Officer.  The President shall have such other duties as may from time to time be assigned to him by the Board of Directors or as may be provided in these Bylaws.  The President shall cause all books, report, statements, and certificates to be properly kept and filed as required by applicable law.

SECTION 10.  Vice President.  Each Vice President shall perform all such duties as from time to time may be assigned to him by the Board of Directors or the Chief Executive Officer.  At the written request of the Chief Executive Officer or, in the absence or disability of the Chief Executive Officer, the President or, in the absence or disability of the President, unless otherwise determined by the Board of Directors, the Vice Presidents, in order of their rank as fixed by the Board of Directors or, if not ranked, the Vice President designated by the Board of Directors, shall perform the duties of the President and, when so acting, shall have all the powers of and be subject to all the restrictions placed upon the President in respect of the performance of such duties.

SECTION 11.  Chief Financial Officer.  The Chief Financial Officer shall

(a)       have charge and custody of, and be responsible for, all the funds and securities of the Corporation;

(b)       keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation;

(c)       deposit all moneys and other valuables to the credit of the Corporation in such depositories as may be designated by the Board of Directors or pursuant to its direction;

(d)       receive, and give receipts for, moneys due and payable to the Corporation from any source whatsoever;

(e)       disburse the funds of the Corporation and supervise the investments of its funds, taking proper vouchers therefor;

(f)        render to the Board of Directors, whenever the Board of Directors may require, an account of the financial condition of the Corporation and a full financial report at the annual meeting of the stockholders; and

(g)       in general, perform all duties incident to the office of Chief Financial Officer and such other duties as from time to time may be assigned to him by the Board of Directors.

The Chief Financial Officer may also be the Treasurer if so determined by the Board of Directors.

SECTION 12.  The Assistant Treasurer.  The Assistant Treasurer, or, if there shall be more than one, the Assistant Treasurers in the order determined by the Board of Directors (or, if there be no such determination, then in the order of their election), shall, in the absence of the Treasurer or in the event of his inability to act or his failure to act (in violation of a duty to act or in contravention of direction to act by the Board of Directors), perform the duties and exercise the powers of the Treasurer and shall perform such other duties as from time to time may be assigned by the Board of Directors.

SECTION 13.  Secretary.  The Secretary shall

(a)       keep or cause to be kept in one or more books provided for the purpose, the minutes of all meetings of the Board of Directors, the committees of the Board of Directors and the stockholders;

(b)       see that all notices are duly given in accordance with the provisions of these Bylaws and as required by applicable law;

(c)       be custodian of the records and the seal of the Corporation and affix and attest the seal to all certificates for shares of the Corporation (unless the seal of the Corporation on such certificates shall be a facsimile, as hereinafter provided) and affix and attest the seal to all other documents to be executed on behalf of the Corporation under its seal;

(d)       keep at the principal executive offices of the Corporation a book or record continuing the names, alphabetically arranged, of all persons who are stockholders of the Corporation, showing their places of residence (and address for any electronic communication to be received by the Corporation), the number and class of shares held by them respectively, and the dates when they respectively became the owners of record thereof and the Secretary shall keep such book or record and the minutes of the proceedings of its stockholders open daily during the usual business hours, for inspection, within the limits prescribed by applicable law, by any person duly authorized to inspect such records;

(e)       attend to all correspondence and present to the Board of Directors at its meetings all official communications received by the Secretary;

(f)        see that the books, reports, statements, certificates and other documents and records required by law to be kept and filed are properly kept and filed; and

(g)       in general, perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the Board of Directors.

SECTION 14.  The Assistant Secretary.  The Assistant Secretary, or, if there be more than one, the Assistant Secretaries in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election), shall, in the absence of the Secretary or in the event of his inability to act or his failure to act (in violation of a duty to act or in contravention of direction to act by the Board of Directors), perform the duties and exercise the powers of the Secretary and shall perform such other duties as from time to time may be assigned by the Board of Directors.

SECTION 15.  Other Officers, Assistant Officers and Agents.  Officers, assistant officers and agents, if any, other than those whose duties are provided for in these Bylaws, shall have such authority and perform such duties as may from time to time be prescribed by resolution of the Board of Directors.

SECTION 16.  Officers’ Bonds or Other Security.  If required by the Board of Directors, any officer of the Corporation shall give a bond or other security for the faithful performance of his duties, in such amount and with such surety as the Board of Directors may require.

SECTION 17.  Absence or Disability of Officers.  In the case of the absence or disability of any officer of the Corporation and of any person hereby authorized to act in such officer’s place during such officer’s absence or disability, the Board of Directors may by resolution delegate the powers and duties of such officer to any other officer or to any director, or to any other person whom it may select.

ARTICLE V

Indemnification

SECTION 1.  Nature of Indemnity.  Each person who was or is made a party or is threatened to be made a party to or is involved (including, without limitation, as a witness) in any actual or threatened action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “Proceeding”), by reason of the fact that such person, or any other person for whom such person is the legal representative, is or was a director, officer or employee of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, limited liability company, joint venture, trust or other enterprise, including, without limitation, service with respect to an employee benefit plan (hereinafter, an “Indemnitee”), whether the basis of such Proceeding is alleged action in an official capacity as a director or officer or in any other capacity while so serving, shall be indemnified and held harmless by the Corporation to the full extent authorized by Delaware law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), or by other applicable law as then in effect, against all expense, liability and loss (including, without limitation, attorneys’ fees, costs and charges, judgments, fines, excise taxes or penalties under the Employee Retirement Income Security Act of 1974, as amended from time to time (“ERISA”), penalties and amounts paid or to be paid in settlement) actually and reasonably incurred or suffered by such Indemnitee in connection therewith; provided, however, that except as provided in Section 3 of this Article V with respect to Proceedings to enforce rights to indemnification, the Corporation shall indemnify any such Indemnitee in connection with a Proceeding (or part thereof) initiated by such Indemnitee only if such Proceeding (or part thereof) was authorized by the Board of Directors.  Each person who is or was serving as a director or officer of a majority-owned subsidiary of the Corporation shall be deemed to be serving, or have served, at the request of the Corporation.

SECTION 2.  Advances for Expenses.  Expenses (including, without limitation, attorneys’ fees, costs and charges) incurred by an Indemnitee in defending a Proceeding shall be paid by the Corporation in advance of the final disposition of such Proceeding upon receipt of an undertaking by or on behalf of an Indemnitee to repay all amounts so advanced in the event that it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such Indemnitee is not entitled to be indemnified by the Corporation as authorized in this Article V.  The Board of Directors may, upon approval of such Indemnitee, authorize the Corporation’s counsel to represent such person in any Proceeding, whether or not the Corporation is a party to such Proceeding.

SECTION 3.  Procedure for Indemnification and Advancement.  Any indemnification or advance of expenses (including, without limitation, attorney’s fees, costs and charges) under this Article V shall be made promptly, and in any event within sixty (60) days, or, in the case of a claim for an advancement of expenses, within twenty (20) days, upon the written request of an Indemnitee (and, in the case of advance of expenses, receipt of a written undertaking by or on behalf of such Indemnitee to repay such amount if it shall ultimately be determined that such Indemnitee is not entitled to be indemnified therefor pursuant to the terms of this Article V).  The right to indemnification or advances as granted by this Article V shall be enforceable by such Indemnitee in any court of competent jurisdiction, if the Corporation denies such request, in whole or in part, or if no disposition thereof is made within sixty (60) days (or twenty (20) days with respect to advancement of expenses).  Such Indemnitee’s costs and expenses incurred in connection with successfully establishing his right to indemnification or advancement, in whole or in part, in any such action shall also be indemnified by the Corporation.  It shall be a defense to any such action (other than an action brought to enforce a claim for the advance of expenses (including, without limitation, attorney’s fees, costs and charges) under this Article V where the required undertaking, if any, has been received by the Corporation) that the claimant has not met the standard of conduct set forth in the DGCL, as the same exists or hereafter may be amended

(but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), but the burden of proving such defense shall be on the Corporation.  Neither the failure of the Corporation (including its directors who are not parties to such action, a committee of such directors, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he has met the applicable standard of conduct set forth in the DGCL, as the same exists or hereafter may be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), nor the fact that there has been an actual determination by the Corporation (including its directors who are not parties to such action, a committee of such directors, independent legal counsel or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

SECTION 4.  Other Rights; Continuation of Right to Indemnification. The indemnification and advancement of expenses provided by this Article V shall not be deemed exclusive of any other rights to which a person seeking indemnification or advancement of expenses may be entitled under any law (common or statutory), bylaw, agreement, vote of stockholders or directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding office or while employed by or acting as agent for the Corporation, and shall continue as to a person who has ceased to be a director or officer, and shall inure to the benefit of the estate, heirs, executors and administers of such person.  All rights to indemnification under this Article V shall be deemed to be a contract between the Corporation and each Indemnitee.  Any repeal or modification of this Article V or any repeal or modification of relevant provisions of the DGCL or any other applicable laws shall not in any way diminish any rights to indemnification of such Indemnitee or the obligations of the Corporation arising hereunder with respect to any Proceeding arising out of, or relating to, any actions, transactions or facts occurring prior to the final adoption of such repeal or modification.

SECTION 5.  Insurance.  The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was or has agreed to become a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, limited liability company, joint venture, trust or other enterprise (including, without limitation, with respect to an employee benefit plan), against any liability asserted against him and incurred by him or on his behalf in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article V; provided, however, that such insurance is available on acceptable terms, which determination shall be made by a vote of a majority of the members of Board of Directors then in office.

SECTION 6.  Savings Clause.  If this Article V or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each person entitled to indemnification under the first paragraph of this Article V as to all expense, liability and loss (including, without limitation, enforcement expenses, attorneys’ fees, costs and charges, fines, ERISA excise taxes and penalties, penalties and amounts paid or to be paid in settlement) actually and reasonably incurred or suffered by such person and for which indemnification is available to such person pursuant to this Article V to the foil extent permitted by any applicable portion of this Article V that shall not have been invalidated and to the full extent permitted by applicable law.

ARTICLE VI

Stock Certificates and Their Transfer

SECTION 1.  Stock Certificates.  Each holder of stock represented by certificates shall be entitled to a certificate in a form approved by the Board of Directors and signed by the Chairman of the Board of Directors or the President or a Vice President, and by the Secretary or an Assistant Secretary, or the Treasurer or an Assistant Treasurer.  The certificates shall be numbered consecutively and in the order in which they are issued (commencing with the number “1”); they shall be bound in a book and shall be issued in consecutive order therefrom, and in the margin thereof shall be entered the name of the person to whom the share(s) represented by each such certificate are issued, the number and class or series of such shares, and the date of issue.  Each certificate shall state the registered holder’s name, the number and class of shares represented thereby, the date of issue, the par value of such shares, or that they are without par value; and may also bear other wording or legends relating to the ownership, issuance and transferability of the shares represented thereby.  A certificate representing shares issued by the Corporation shall, if the Corporation is authorized to issue more than one class or series of stock, set forth upon the face or back of the certificate, or shall state that the Corporation will furnish to any stockholder upon request and without charge, a full statement of the designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

SECTION 2.  Subscriptions.  Subscriptions to or purchases of the shares of stock of the Corporation shall be paid at such times and in such installments as the Board of Directors may determine.  If default shall be made in the payment of any installment as required by such resolution, the Board of Directors may declare the shares and all previous payments thereon forfeited for the use of the Corporation in the manner prescribed by the DGCL.

SECTION 3.  Facsimile Signatures.  Any or all of the signatures on a certificate may be a facsimile, engraved or printed.  In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

SECTION 4.  Return Certificates. All certificates for shares returned to the Corporation for transfer shall be marked by the Secretary “CANCELLED,” with the date of cancellation, and the transaction shall be immediately recorded in the certificate book opposite the memorandum of their issue.  The returned certificate may be inserted in the certificate book.

SECTION 5.  Lost Certificates.  The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen, mutilated or destroyed, if the holder of record of such certificate or such holder’s legal representative (i) submits a written request for the replacement of the certificate, together with such evidence as the Board of Directors may deem satisfactory of such loss, theft, destruction or mutilation of the certificate and such request is received by the Corporation before the Corporation has notice that the certificate has been acquired by a protected purchaser, (ii) when required by the Board of Directors, in its discretion and as a condition precedent to the issuance, gives the Corporation a bond in such sum as it may direct sufficient to indemnify it against any claim that may be made against the Corporation on account of the alleged loss, theft, mutilation or destruction of any such certificate or the issuance of such new certificate and (iii) satisfies such other terms and conditions as the Board of Directors may from time to time prescribe.

SECTION 6.  Transfers of Stock.  Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its records; provided, however, that the Corporation shall be entitled to recognize and enforce any lawful restriction on transfer.  Whenever any transfer of stock shall be made for collateral security, and not absolutely, it shall be so expressed in the entry of transfer if, when the certificates are presented to the Corporation for transfer, both the transferor and the transferee request the Corporation to do so.

SECTION 7.  Transfer Agents and Registrars.  The Board of Directors may appoint, or authorize any officer or officers to appoint, one or more transfer agents and one or more registrars.

SECTION 8.  Regulations.  The Board of Directors may make such additional rules and regulations, not inconsistent with these Bylaws, as it may deem expedient concerning the issue, transfer and registration of certificates for shares of stock of the Corporation.

SECTION 9.  Registered Stockholders.  The Corporation shall be entitled to recognize the exclusive right of a person registered on its records as the owner of shares of stock to receive dividends and to vote as such owner, shall be entitled to hold liable for calls and assessments a person registered on its records as the owner of shares of stock, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares of stock on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the DGCL.

ARTICLE VII

General Provisions

SECTION 1.  Dividends.  Subject to the provisions of applicable law, the Certificate of Incorporation, the Bylaws and any agreement binding upon the Corporation, dividends upon the shares of capital stock of the Corporation may be declared by the Board of Directors at any regular or special meeting.  Dividends may be paid in cash, in property or in shares of stock of the Corporation, unless otherwise provided by statute or the Certificate of Incorporation.

SECTION 2.  Reserves.  Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors may, from time to time, in its absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation or for such other purpose as the Board of Directors may think conducive to the interests of the Corporation.  The Board of Directors may modify or abolish any such reserves in the manner in which it was created.

SECTION 3.  Seal.  The seal of the Corporation shall be in such form as shall be approved by the Board of Directors, which form may be changed by resolution of the Board of Directors.

SECTION 4.  Fiscal Year.  The fiscal year of the Corporation shall end on December 31 of each fiscal year and may thereafter be changed by resolution of the Board of Directors.

SECTION 5.  Checks, Notes, Drafts, Etc.  All checks, notes, drafts or other orders for the payment of money of the Corporation shall be signed, endorsed or accepted in the name of the Corporation by such officer, officers, person or persons as from time to time may be designated by the Board of Directors or by an officer or officers authorized by the Board of Directors to make such designation.

SECTION 6.  Execution of Contracts, Deeds, Etc.  The Board of Directors may authorize any officer or officers, agent or agents, in the name and on behalf of the Corporation to enter into or execute and deliver any and all deeds, bonds, mortgages, contracts and other obligations or instruments, and such authority may be general or confined to specific instances.

SECTION 7.  Voting of Stock in Other Corporations.  Unless otherwise provided by resolution of the Board of Directors, the Chairman of the Board of Directors or the Chief Executive Officer, from time to time, may (or may appoint one or more attorneys or agents to) cast the votes which the Corporation may be entitled to cast as a shareholder or otherwise in any other corporation, any of whose shares or securities may be held by the Corporation, at meetings of the holders of the shares or other securities of such other corporation.  In the event one or more attorneys or agents are appointed, the Chairman of the Board of Directors or the Chief Executive Officer may instruct the person or persons so appointed as to the manner of casting such votes or giving such consent.  The Chairman of the Board of Directors or the Chief Executive Officer may, or may instruct the attorneys or agents so appointed to, execute or cause to be executed in the name and on behalf of the Corporation and under its seal or otherwise, such written proxies, consents, waivers or other instruments as may be necessary or proper in the circumstances.

SECTION 8.  Inspection of Books and Records.  Any stockholder of record, in person or by attorney or other agent, shall, upon written demand under oath stating the purpose thereof, have the right during the usual hours for business to inspect for any proper purpose the Corporation’s stock ledger, a list of its stockholders, and its other books and records, and to make copies or extracts therefrom.  A proper purpose shall mean any purpose reasonably related to such person’s interest as a stockholder.  The demand under oath shall be directed to the Corporation at its registered office in the State of Delaware or at its principal place of business.

SECTION 9.  Inconsistent Provisions.  In the event that any provision of these Bylaws is or becomes inconsistent with any provision of the Certificate of Incorporation, the DGCL or any other applicable law, the provision of these Bylaws shall not be given any effect to the extent of such inconsistency but shall otherwise be given foil force and effect.

SECTION 10.  Waivers.  A written waiver of any notice, signed by a stockholder or director, or waiver by electronic transmission by such person, whether given before or after the time of the event for which notice is to be given, shall be deemed equivalent to the notice required to be given to such person.  Neither the business nor the purpose of any meeting need be specified in such a waiver.  Attendance at any meeting shall constitute waiver of notice except attendance for the sole purpose of objecting to the timeliness of notice.

ARTICLE VIII

Amendments

These Bylaws may be altered, amended or repealed or new Bylaws adopted only in accordance with Article XI, Section 6 of the Certificate of Incorporation.